Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350, as Adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Fast Casual Concepts, Inc. (the “Registrant”) for the annual period ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, George Athanasiadis, Chief Executive Officer, President, Secretary and Director of the Registrant, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge and belief:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 31, 2026	/s/ George Athanasiadis
George Athanasiadis
Chief Executive Officer, President, Secretary and Director (Principal Executive Officer and Principal Accounting and Financial Officer)